UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  06/07/2006

MD TECHNOLOGIES INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50435

DE	72-1491921
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

620 Florida Street, Suite 200, Baton Rouge, LA 70801
(Address of principal executive offices, including zip code)

225-343-7169
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

MD Technologies Inc. ("MDTO") signed a letter of intent to acquire a partial equity interest in Ecare India Private Limited ("Ecare") on June 6, 2006. Ecare provides back-office services for MDTO's healthcare billing operations. The purchase price could be as much as $200,000. The purchase price will be paid in cash, stock, and stock options of MDTO. The closing is expected to take place prior to September 30, 2006.   The letter of intent expires on September 30, 2006 unless the parties mutually agree to extend the deadline. A portion of the funds for the acquisition will come from the $1.6 million loan proceeds from BancorpSouth which MDTO acquired on May 5, 2005.

This transaction is subject to a number of conditions, including confirmatory due diligence, negotiation and drafting of definitive agreements, as well as various corporate approvals. There can be no assurance that a definitive agreement will be entered into or that any such transaction will be consumated.

Ecare, based in Chennai, India, provides back-office services to medical billing companies in the U.S.   A copy of the Letter of Intent is attached as an exhibit to the Current Report on Form 8-K.

Item 9.01.    Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable

(b) Pro Forma Financial Information

Not applicable

(c)

10.1* Letter of Intent for the Acquisition of a partial equity interest in Ecare India Private Limited by MD Technologies Inc. dated June 6, 2006.

* An application has been submitted to the Securities and Exchange Commission for confidential treatment, pursuant, to Rule 24b-2 of the Securities Exchange Act of 1934, of portions of this exhibit. These portions have been omitted from this exhibit.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MD TECHNOLOGIES INC.

Date: March 20, 2006	By:	/s/ William D. Eglin
William D. Eglin
CEO

Exhibit Index

Exhibit No.	Description
EX-10.1	Letter of Intent for the Acquistion of a 20% interest in Ecare India Private Limited